Exhibit 3

                              State of Delaware
                      Office of the Secretary of State            PAGE 1
                               --------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "DAIMLERCHRYSLER AUTO TRUST 2000-A", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2000, AT 8:30 O'CLOCK A.M.










                                        /s/ Edward J. Freel
                                        -----------------------------------
                      [ SEAL ]          Edward J. Freel, Secretary of State


3185305 8100                            AUTHENTICATION: 0288317
001101845                               DATE: 03-01-00







                            CERTIFICATE OF TRUST
                                     OF
                      DAIMLERCHRYSLER AUTO TRUST 2000-A

         THIS Certificate of Trust of DaimlerChrysler Auto Trust 2000-A (the "Trust") is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del C ss 3801 et seq.) (the "Act").

         1. Name: The name of the business trust formed hereby is DaimlerChrysler Auto Trust 2000-A.

         2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.

         3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                    CHASE MANHATTAN BANK DELAWARE, not in
                                    its individual capacity but solely as
                                    trustee.


                                    By: /s/ Denis Kelly
                                    -----------------------------
                                    Name:    DENIS KELLY
                                    Title:   ASSISTANT VICE-PRESIDENT



                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 08:30 AM 02/29/2000
                                                       001101845 - 3185305